UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

DCB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Effective May 30, 2014, Mr. Jerome Harmeyer resigned his position as Director of DCB Financial Corp (the “Company”). Mr. Harmeyer is not resigning due to any disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 7,192,350 common shares were entitled to vote as of March 31, 2014, the record date for the Annual Meeting. There were 5,236,089 shares, or 72.80%, represented in person or by proxy at the Annual Meeting at which the shareholders were asked to vote on four proposals, each of which has passed. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 — Election of Class III Directors

The shareholders voted to elect four Class III Directors to serve for a term of three years expiring at the Annual Meeting in 2017, or until their successors are duly elected and qualified. The results of the vote were as follows:

Name	For	Against	Abstaining	Broker Non-Votes
Dr. Gerald L. Kremer	3,760,245	-	342,569	1,133,275
Vicki J. Lewis	4,031,643	-	71,171	1,133,275
Ronald J. Seiffert	4,030,497	-	72,317	1,133,275
Jerome Harmeyer	4,033,472	-	69,342	1,133,275

Proposal No. 2 – A Non-binding Advisory Vote on Executive Compensation

For	Against	Abstaining	Broker Non-Votes
3,333,154	428,615	341,045	1,133,275

Proposal No. 3 — Ratify Plante & Moran, PLLC as Independent Registered Public Accounting Firm

For	Against	Abstaining
5,171,848	27,540	36,701

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCB FINANCIAL CORP

Date: June 2, 2014	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and Chief Financial Officer